Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Software Publishing Corporation Holdings, Inc. of our report dated April 1, 1999 with respect to the financial statements of
Serif (Europe) Limited included in the Annual Report (Form 10-KSB) of Software Publishing Corporation Holdings, Inc. for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young

                                                 ERNST & YOUNG
                                                 Chartered Accountants

Nottingham, England
June 7, 1999